UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

SCHEDULE 14A

(Rule 14a-101)

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE

SECURITIES EXCHANGE ACT OF 1934

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Cryo-Cell International, Inc.
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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Contact:

Julia Avery (Investors)

Stern Investor Relations, Inc.

212-362-1200

Irene Smith (Media)

Cryo-Cell International, Inc.

813-749-2100

ismith@cryo-cell.com

CRYO-CELL’S LARGEST SHAREHOLDER SUBMITS PROXY

IN FAVOR OF ENTIRE SLATE OF MANAGEMENT DIRECTOR NOMINEES

OLDSMAR, Fla., Aug. 24, 2011 (GLOBE NEWSWIRE) — Cryo-Cell International, Inc. (OTCQX:CCEL.OB - News) at the request of the Company’s largest shareholder today issued the following message from Mr. Ki Yong Choi who controls approximately 18% of Cryo-Cell’s outstanding shares.

Dear Fellow Shareholders of Cryo-Cell International, Inc.

Without any prior arrangements with either slate in Cryo Cell current proxy contest I have casted all my votes in favor of the current management slate of Cryo-Cell International.

After full consideration this vote represents confidence in the current management and board over the Portnoy slate, board, and plan.

(Signed)

Ki Yong Choi

“We are gratified that Mr. Choi has submitted a proxy to cast his votes in favor of all of management’s director nominees at the August 25, 2011 Annual Meeting,” said Mercedes A. Walton, Cryo-Cell’s Chairman and CEO.” As the Company’s largest shareholder, Mr. Choi’s vote represents his stated confidence in Cryo-Cell’s current management and slate of director nominees.”

The Company urges stockholders to vote FOR the Board’s nominees by electronically submitting the WHITE proxy card up until midnight (EDT) on August 24, 2011 and to discard the blue proxy card of the dissident group. Any stockholders requiring assistance may contact Georgeson Inc., which is providing Cryo-Cell with proxy solicitation services, at (888) 605-7511.

About Cryo-Cell International, Inc.

Based in Oldsmar, Florida, with over 240,000 clients worldwide, Cryo-Cell is one of the largest and most established family cord blood banks. ISO 9001:2008 certified and accredited by the AABB, Cryo-Cell operates in a state-of-the-art Good Manufacturing Practice and Good Tissue Practice (cGMP/cGTP)-compliant facility. In November 2007, the Company launched CelleSM (pronounced “C-L”), the world’s first-ever commercial service allowing women to cryopreserve their own menstrual stem cells. Cryo-Cell is a publicly traded company. OTC:QX Markets Group Symbol:

CCEL. Expectant parents or healthcare professionals may call 1-800-STOR-CELL (1-800-786-7235) or visit www.cryo-cell.com.

About Celle

The CelleSM service was introduced in November 2007 as the first and only service that empowers women to collect and cryopreserve menstrual flow containing undifferentiated adult stem cells for future utilization by the donor or possibly their first-degree relatives in a manner similar to umbilical cord blood stem cells. For more information, visit www.celle.com.

Forward-Looking Statement

Statements wherein the terms “believes”, “intends”, “projects”, “anticipates”, “expects”, and similar expressions as used are intended to reflect “forward-looking statements” of the Company. The information contained herein is subject to various risks, uncertainties and other factors that could cause actual results to differ materially from the results anticipated in such forward-looking statements or paragraphs, many of which are outside the control of the Company. These uncertainties and other factors include the success of the Company’s global expansion initiatives and product diversification, the Company’s actual future ownership stake in future therapies emerging from its collaborative research partnerships, the success related to its IP portfolio, the Company’s future competitive position in stem cell innovation, future success of its core business and the competitive impact of public cord blood banking on the Company’s business, the Company’s ability to minimize future costs to the Company related to R&D initiatives and collaborations and the success of such initiatives and collaborations, the success and enforceability of the Company’s Celle technology license agreements and U-Cord license agreements and their ability to provide the Company with royalty fees, the ability of Cryology RTS to generate new revenues for the Company, and those risks and uncertainties contained in risk factors described in documents the Company files from time to time with the Securities and Exchange Commission, including the most recent Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and any Current Reports on Form 8-K filed by the Company. The Company disclaims any obligations to subsequently revise any forward-looking statements to reflect events or circumstances after the date of such statements.